UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 26, 2015 (October 22, 2015)

SEEN ON SCREEN TV INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-21812
(Commission File No.)

4017 Colby Avenue
Everett, Washington  98201
(Address of principal executive offices and Zip Code)

425-367-4668
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALE OF EQUTY SECURITIES.

On October 22, 2015, we completed a stock dividend of 3 additional shares of common stock for each 1 share of common stock outstanding.  (A 4:1 stock dividend).  The record date was September 22, 2015 and the payment date was October 22, 2015.  A total of 289,427,874 dividend shares were issued.  A stock dividend or stock split does not require distributees to give up any value in exchange.  For that reason, such distributions do not constitute an offer to sell or sale, within the meaning of Section 2(a)(3) of the Securities Act of 1933, as amended and therefore, the registration requirements do not apply.

ITEM 8.01	OTHER EVENTS.

On October 22, 2015, we completed a stock dividend of 3 additional shares of common stock for each 1 share of common stock outstanding.  (A 4:1 stock dividend).  The record date was September 22, 2015 and the payment date was October 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 26th day of October, 2015.

SEEN ON SCREEN TV INC.

BY:	CHARLES CARAFOLI
Charles Carafoli, Director